UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-10)

INFORMATION REQUIRED IN THE PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities and Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

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☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

Affirmative Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2011

Dear Stockholder:

Notice is hereby given that the 2011 annual meeting of Stockholders (the Annual Meeting) of Affirmative Insurance Holdings, Inc. (Affirmative or the Company) will be held on June 7, 2011 at 2:00 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527.

The purpose of the meeting is to:

1.	elect eight directors for a one-year term;

2.	ratify the appointment of KPMG LLP as Affirmative’s independent registered public accounting firm for 2011;

3.	approve on an advisory basis the compensation of our named executive officers;

4.	approve on an advisory basis the frequency of the stockholder vote on the compensation of our named executive officers; and

5.	act upon such other matters as may properly come before the meeting or any adjournment thereof.

Accompanying this notice is the proxy statement, which provides information about Affirmative’s Board of Directors and management team, and further describes the business we will conduct at the meeting.

Only stockholders of record as of the close of business on April 11, 2011 will be entitled to notice of, and to vote at, the Annual Meeting.

We sincerely hope you will be able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting to be held on June 7, 2011: In accordance with the rules issued by the Securities and Exchange Commission, you may access our 2010 Annual Report and our 2011 Proxy Statement at www.affirmativeholdings.com/2011ProxyMaterials.

Sincerely,

Joseph G. Fisher

Secretary

Addison, Texas

April 22, 2011

-i-

-ii-

AFFIRMATIVE INSURANCE HOLDINGS, INC.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 7, 2011

GENERAL INFORMATION

Solicitation and Revocability of Proxies

The Board of Directors (the Board) of the Company is soliciting proxies in connection with its Annual Meeting of Stockholders and any adjournment thereof (the Annual Meeting) to be held on June 7, 2011 at 2:00 p.m. at 150 Harvester Drive, Suite 300, Burr Ridge, Illinois 60527. The approximate date on which this proxy statement and the enclosed proxy card are first being sent to stockholders is April 22, 2011.

If the accompanying proxy card is duly executed and returned, the shares of common stock of the Company represented thereby will be voted in accordance with the Board’s recommendations set forth herein and, where the stockholder makes a specification, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until written notice thereof has been given to Joseph G. Fisher, Secretary, Affirmative Insurance Holdings, Inc., 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

Shares Outstanding and Voting Rights

As of April 11, 2011, 15,841,858 shares of the Company’s common stock, par value $0.01 per share (the Common Stock), were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the close of business on April 11, 2011 (the Record Date) are entitled to receive notice of, and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Common Stock of the Company do not have cumulative voting rights with respect to the election of directors.

Quorum and Required Vote

Quorum. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The holders of a majority of the issued and outstanding shares of Common Stock on the Record Date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our Common Stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote. If a quorum is obtained, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the eight nominees will be elected if they receive more affirmative votes than any other nominees. Votes marked “For” Item 1 will be counted in favor of all nominees, except to the extent the proxy withholds authority to vote for a specified nominee. Votes “Withheld” from a nominee also have no effect on the vote since a plurality of the shares cast at the Annual Meeting is required for the election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Votes marked “For” Item 2 will be counted in favor of the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Votes marked “For” Item 3 will be counted as a non-binding, advisory vote in favor of a resolution approving the Company’s executive compensation practices as reported in this proxy statement. With respect to Item 4, each stockholder will be able to cast a non-binding, advisory vote indicating whether the Company’s stockholders ought to be afforded the opportunity to cast “say-on-pay” votes every three years, two years or one year, or whether the stockholder wishes to abstain from voting on such “say-on-frequency” matter. Although stockholder votes regarding Item 3’s “say-on-pay” resolution and Item 4’s “say-on-frequency” preference are non-binding on the Board of Directors, our Board of Directors and our Compensation Committee will carefully review and consider the voting results when evaluating both our future executive compensation structure and the frequency with which the Company will afford its stockholders the opportunity to cast future “say-on-pay” votes.

A bank, broker or other nominee may not vote a beneficial owner’s shares with respect to the election of our eight nominees for director in the absence of the beneficial owner’s specific instructions as to how to vote with respect to such nominees, because the election of directors is not considered to be a “routine” matter under current NASDAQ Rules. Similarly, a bank, broker or other nominee may not vote a beneficial owner’s shares on an advisory basis with respect to either “say-on-pay” or “say-on-frequency” issues in the absence of the beneficial owner’s specific instructions as to how to vote with respect to such matters, because proposals (even of a non-binding, advisory nature) pertaining to executive compensation matters are not considered to be “routine” matters under current NASDAQ Rules. Because the election of directors and “say-on-pay” and “say-on-frequency” executive compensation matters are not considered “routine,” your specific instructions as to how to vote with respect to each director nominee and the “say-on-pay” and “say-on-frequency” proposals are necessary, or else your bank, broker or other nominee may not cast a vote for or withhold a vote with respect to any director nominee, or cast an advisory vote regarding any “say-on-pay” or “say-on-frequency” matter. Because the ratification of our independent registered public accounting firm is still considered to be a “routine” matter for which specific instructions from beneficial owners will not be required, we do not expect any “broker non-votes” to arise in the context of such proposal.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1. What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Gary Y. Kusumi, Michael J. McClure and Joseph G. Fisher of the Company have been designated as proxies for the 2011 Annual Meeting of Stockholders. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of Common Stock as of the Record Date) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our Company or its stockholders.

2. What is a proxy statement?

It is a disclosure document in which the Company furnishes you with important information to assist you in deciding whether to authorize the proxies to vote on your behalf.

3. What is the purpose of holding this meeting?

We are holding the Annual Meeting to: (i) elect directors, (ii) obtain stockholder ratification for the appointment of KPMG LLP as our independent registered public accounting firm, (iii) seek the approval of our stockholders on an advisory basis concerning the compensation of our named executive officers and (iv) seek the input of our stockholders on an advisory basis with respect to a designation of the frequency of the shareholder vote on the compensation of our named executive officers. Our Board has nominated the director nominees. The appointment of KPMG LLP as our independent registered public accounting firm has been recommended by our Audit Committee, and our Board has recommended ratification of our Audit Committee’s appointment of KPMG LLP by our stockholders. Our Board has further recommended an advisory vote in favor of a resolution approving our current executive compensation structure as well as an advisory vote in favor of having such “say-on-pay” votes regarding our executive compensation structure on an annual basis. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

4. What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a)	If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting.

(b)	If you are the beneficial owner of shares and your shares are held in “street name,” then they are held in the name of your brokerage firm, bank or other nominee. Your broker of record or bank, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you beneficially own shares in street name, these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

5. What is the record date and what does it mean?

The Record Date for the Annual Meeting is April 11, 2011. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the meeting, and

(b)	vote at the meeting and any adjournments or postponements of the meeting.

6. What different methods can I use to vote?

(a)	By Mail by sending in the Written Proxy Card. If your shares are registered directly in your name as the holder of record, you may vote your shares by marking, signing, dating and mailing the proxy card in the postage paid envelope that we have provided. All stockholders of record can vote by this written proxy card.

(b)

By Mail by sending in the Written Proxy Card after you have received the same from your Bank or Broker. If your shares are held in street name, only your broker, bank or other nominee can give a proxy with respect to your shares. You should receive a proxy card from your bank or broker, which you must return to have your shares voted. If you have not received a proxy card from your bank or broker, you may contact it directly to provide it with instructions on how you wish to vote.

(c)	In Person. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed and signed proxy card in person. If your shares are held in street name, and you wish to vote in person at the Annual Meeting, you will need to obtain a legal proxy form from your broker or bank that holds your shares of record and you must bring that document to the Annual Meeting.

(d)	Via Internet or Telephone. If your shares are registered directly in your name as the holder of record, you may vote your shares via the Internet or telephone by following the instructions set forth on your written proxy card. Any proxy votes submitted via the Internet or telephone must be received by our transfer agent by no later than 1:00 a.m. Central Time, on June 7, 2011.

7. What is the effect of not voting?

It depends on how ownership of your shares is registered. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker voting instruction, your broker may or may not vote your shares, depending upon the proposal.

8. If I do not vote, will my broker vote for me and how will abstentions and broker non-votes be counted?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine” matters. However, with respect to other proposals that are not considered to be “routine” matters (such as the election of directors or “say-on-pay” or “say-on-frequency” executive compensation proposals), your broker may not vote your shares for you. With respect to these latter proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The proposal relating to the ratification of the Company’s independent registered public accounting firm as set forth in this proxy statement is the only “routine” matter on which brokers will be permitted to vote unvoted shares.

9. How can I revoke or change my proxy?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to the corporate secretary; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. If your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy, but generally, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

10. Who counts the votes?

The Company has retained a representative of Computershare to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

11. Will you use a soliciting firm to receive votes?

We use our transfer agent, their agents, and brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies.

12. What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

With regard to the election of directors, you may cast your vote in favor of or withhold your vote for each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company’s bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of directors to be elected, will be elected as directors of the Company.

The Board recommends a vote “FOR” each of the nominees.

13. What happens if there are not enough votes to ratify the appointment of our independent registered public accounting firm?

In the event stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Affirmative and our stockholders.

The Board recommends a vote “FOR” ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.

14. What does it mean when it says that I am being asked to consider and approve the compensation of the Company’s named executive officers on an advisory basis?

An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve on an advisory basis the compensation we pay to our named executive officers, although such vote will not be binding on us.

The Board recommends an advisory vote “FOR” the approval of the Company’s “say-on-pay” resolution.

15. What does it mean when it says that I am being asked to approve on an advisory basis the frequency of the stockholder vote on the compensation of the Company’s named executive officers and what are my choices?

You may vote to approve the frequency of the stockholder vote on the compensation of our named executive officers every one, two or three years or you may abstain from voting. We have determined to view the frequency vote that receives the greatest number of votes cast by the holders of our common stock entitled to vote at the meeting as the advisory vote of stockholders on the frequency of approval of the compensation of our named executive officers, although such vote will not be binding on us.

The Board recommends an advisory vote to conduct future advisory votes on named executive officer compensation annually.

16. How can I obtain copies of Affirmative’s proxy statement, 2010 Annual Report and other available information about the Company?

Stockholders may receive a copy of Affirmative’s 2010 Annual Report on Form 10-K at no charge by sending a written request to Joseph G. Fisher, Secretary of the Company, at 4450 Sojourn Drive, Suite 500, Addison, Texas 75001.

Our proxy statement and 2010 Annual Report on Form 10-K are specifically available at www.affirmativeholdings.com/2011ProxyMaterials. In addition, you can also visit our Web site at www.affirmativeholdings.com for free access to our United States Securities and Exchange Commission (SEC) filings, including this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. Affirmative’s corporate governance documents can also be accessed free of charge at Affirmative’s Web site, www.affirmativeholdings.com.

17. What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder proposals requested to be included in our proxy statement for our 2012 Annual Meeting or otherwise must be in writing and received by us by December 23, 2011, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

ITEM 1 – ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board consists of one class of directors. All current directors’ terms expire at the 2011 Annual Meeting of Stockholders. Our Board has nominated the individuals set forth below to become members of our Board for 2011-2012.

Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting and until their respective successors are duly elected and qualified. Information on each of our nominees is given below.

We have no reason to believe that any of the director nominees will be unable or unwilling for good cause to serve if elected. However, if any director nominee becomes unavailable or unwilling for good cause to serve before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

Recommendation of the Board of Directors:

Our Board unanimously recommends that the stockholders vote “FOR” each of the following nominees.

Nominee	Business Experience
Gary Y. Kusumi Age 64	Mr. Kusumi has been a director since October 1, 2010, and has been the Chairman of the Company’s Board of Directors since January 31, 2011. Mr. Kusumi is the Chief Executive Officer of the Company, a position he has also held since October 1, 2010. Mr. Kusumi was formerly our Executive Vice President, President, Insurance Products and Services Group and President of each of our insurance company subsidiaries since April 6, 2010. From August 2008 through March 2009, Mr. Kusumi was the President of the Personal Lines insurance business at Hanover Insurance Company, where he was responsible for personal lines insurance distributed by independent agents. From April 1998 through May 2008, Mr. Kusumi was the President and Chief Executive Officer of the Personal Lines insurance business at GMAC, where he was responsible for a $1.6 Billion personal lines insurance group, with products including auto, motorcycle, recreational vehicle and commercial vehicle insurance sold through a variety of distribution channels. From 1995 to 1998, Mr. Kusumi was the Executive Vice President and then President of Windsor Group, and from 1993 to 1995, he was the President of Leader National Group (both Windsor Group and Leader National Group were affiliates of Great American Insurance Group at the time), where he was responsible for all aspects of personal lines property and liability insurance. In addition, from 1981 to 1992, Mr. Kusumi held several executive positions with the Progressive Companies, an insurance holding company, including Transportation Group President (1988-1992), Specialty Transportation Division President (1986-1988), Atlantic Division President (1986) and various product management positions (1981-1985).

Nominee	Business Experience
Thomas C. Davis Age 62	Mr. Davis became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Davis serves on the Company’s Audit Committee and the Investment Committee. Mr. Davis has served as Chief Executive Officer of The Concorde Group, a private investment firm, since March 2001. Mr. Davis was previously the Managing Partner and head of the investment banking and corporate finance activities of Credit Suisse First Boston, formerly Donaldson, Lufkin & Jenrette, in the southwest United States from March 1984 to February 2001. Since 2002, Mr. Davis has also served on the boards of directors of Dean Foods Company and Westwood Holdings Group, Inc. (Mr. Davis is presently a director of both of these entities).

Nimrod T. Frazer Age 81	Mr. Frazer has been a director since November 9, 2005. Mr. Frazer serves on the Company’s Investment Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Frazer currently serves on the board of directors of Euromobiliare, S.I.M., S.p.a., an investment securities firm, a position he accepted in January 2008. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc., a publicly traded company (Enstar), from 1990 to until April 2007, and he was also the President from 1990 to 2001. Enstar is currently a non-managing member of Affirmative Investment LLC (Affirmative Investment), a part-owner of New Affirmative LLC (New Affirmative), which is the majority stockholder of the Company. Mr. Frazer was a director of Castlewood Holdings Limited from 2001 through January 2007, when that company was merged into Enstar. Mr. Frazer was also Chairman of the Board and Co-Founder of the Frazer Lanier Company, a regional investment banking firm in Montgomery, Alabama from 1976 to 1990.

Avshalom Y. Kalichstein Age 36	Mr. Kalichstein has been a director since November 9, 2005. Mr. Kalichstein is Chairman of the Company’s Compensation Committee, Investment Committee and Nominating and Corporate Governance Committee, and serves on the Company’s Executive Committee. Mr. Kalichstein is a Managing Director of J.C. Flowers & Co. LLC, where he is responsible for originating, executing, and managing private equity investments. From 2001 until 2004, Mr. Kalichstein worked at Shinsei Bank, Ltd. in Tokyo, where he led Shinsei’s corporate development group. Previously, Mr. Kalichstein worked as Vice President, Finance and Corporate Development for SoftNet Systems, Inc. in San Francisco. Mr. Kalichstein serves on the board of managers of New Affirmative, which is a majority stockholder of the Company. Mr. Kalichstein previously served as deputy chairman of the Supervisory Board of Württembergische und Badische Versicherungs AG, a German insurance company, and was previously a director of Crump Insurance Services, an insurance brokerage firm.

Nominee	Business Experience
Mory Katz Age 51	Mr. Katz has been a director since June 8, 2010. Mr. Katz has been the President of American Envoy, a company that provides general advisory services to financial services companies, since March 1, 2011. Mr. Katz is also the managing principal and sole member of Mory Katz Consulting, LLC (MKC), a company that also provides general advisory consulting services to financial services companies, since MKC’s founding in April 2010. From April 1998 through May 2009, Mr. Katz was the CEO and Chairman of Direct Response Corporation (DRC), a direct-to-consumer auto insurer. While at DRC, Mr. Katz’s responsibilities included overseeing operations, formulating and implementing strategic plans, developing and presenting quarterly board of directors packages and presentations, interfacing with state insurance regulators and supervising over four hundred employees. Prior to his tenure with DRC, Mr. Katz was the Vice President of the Insurance Division at Trans Union, a national credit bureau, from 1993 to 1998, where he was the leader of a startup insurance division that performed a role in implementing the concept and practice of using credit as a tool for insurance marketing and underwriting. Prior to his tenure at Trans Union, Mr. Katz was a national account executive with Equifax, Inc., another national credit bureau, from 1985 to 1993, where he managed cross-functional teams across the company to customize solutions for major insurance company clients.

David I. Schamis Age 37	Mr. Schamis has been a director since September 26, 2006. Mr. Schamis serves on the Company’s Compensation Committee, Nominating and Corporate Governance Committee, Investment Committee and Executive Committee. Mr. Schamis is a Managing Director of J.C. Flowers & Co. L.L.C. where he has worked since 2000 and is responsible for originating, executing and managing private equity investments. Mr. Schamis has also been a director of Crump Insurance Services, an insurance brokerage firm, since October 2005. In addition, Mr. Schamis was a director of Symetra Financial Corporation and First Symetra National Life Insurance Company of New York, both life insurance companies, from August 2004 to June 2010, and a director of Fox-Pitt Kelton, an investment broker, from June 2005 to October 2009.

J. Christopher Teets Age 38	Mr. Teets has been a director since August 19, 2008. Mr. Teets serves on the Company’s Audit Committee. Mr. Teets has served as a director of Encore Capital Group since May 2007, and as a partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Before joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co. Mr. Teets joined Goldman Sachs & Co. in 2000 and was made a vice president in 2004.

Paul J. Zucconi Age 70	Mr. Zucconi became a director beginning immediately prior to the Company’s initial public offering in July 2004. Mr. Zucconi is Chairman of the Company’s Audit Committee. Mr. Zucconi was an Audit Partner at KPMG LLP from July 1976 to January 2001. Since that time, Mr. Zucconi has been retired, but has performed work for various companies as an independent business consultant. Mr. Zucconi is a director and serves on the audit committees of Torchmark Corporation, Titanium Metals Corporation and American Beacon (since 2001, 2002 and 2009, respectively). He was a director of The National Kidney Foundation of North Texas, a charitable, non-profit organization, until July 2010. In addition, from 2010 to the present, Mr. Zucconi has been a director and a member of the audit committee of Charter Bank, Albuquerque, New Mexico, a privately-held bank.

CORPORATE GOVERNANCE

General

We are governed by our directors who, in turn, appoint executive officers to manage our business operations. The Board oversees our executive management on your behalf. The Board reviews our long-term strategic plans and exercises oversight over all major decisions, such as acquisitions, the declaration of dividends, major capital expenditures and the establishment of certain significant Company policies. The maximum size of our Board is set at nine, and we currently have eight directors.

The Board maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and an Investment Committee, each of which is further described below. Based upon the review of the Nominating and Corporate Governance Committee, the Board has determined, in its business judgment, that (a) each of Messrs. Davis, Frazer, Katz, Teets and Zucconi is independent within the meaning of the rules of the NASDAQ Stock Market LLC (NASDAQ) director independence standards, as currently in effect, (b) each of Messrs. Davis, Teets and Zucconi, the three current members of the Audit Committee, is “independent” within the meaning of NASDAQ’s director independence standards and meets all other applicable audit committee member requirements of the SEC and NASDAQ, and (c) Mr. Zucconi, Chairman of our Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and satisfies NASDAQ’s financial experience requirements. Each of our Board Committees has an individual chairman who oversees the functions of the particular Committee.

Board Leadership Structure and Role in Oversight of Risk

The Board does not have a policy addressing the issue of whether the same person should serve as both the Chief Executive Officer and Chairman of the Board, or if the roles should be separate. Our Board believes that it should have the flexibility to make these determinations at any given point based upon what it considers to be the appropriate leadership structure for the Company at the time. Our Board currently believes that having a single person serving as both Chief Executive Officer and Chairman of the Board, coupled with our use of individual chairpersons for each of our Board Committees, provides the right form of leadership for our Company, and accordingly has not deemed it necessary or appropriate to create the position of or utilize a lead independent director. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment of our corporate strategies. This combination has served the Company well for many years, and our Board has found it to be an efficient and effective leadership model for the Company. Since November 2005, Mr. Callahan was a member of our Board of Directors and served as our Chief Executive Officer (at first on an interim basis, until his appointment to the position of full-time Chief Executive Officer in October 2006, through his subsequent resignation from that position in September, 2010). Since October 1, 2010, Mr. Kusumi has been a member of our Board of Directors and our Chief Executive Officer. As our current Chief Executive Officer, Mr. Kusumi is and has been responsible for overseeing the day-to-day operations of the Company and implementing the Company’s corporate strategies. The Board believes that the breadth of Mr. Kusumi’s experience in the insurance industry coupled with his current understanding of the Company’s short-term and long-term objectives makes him uniquely qualified to preside over the entire Board, lead its discussions and set its agendas. Accordingly, the Board unanimously appointed Mr. Kusumi to be the Company’s Chairman in January 2011. The remainder of our Board is composed of directors that, both individually and collectively, are knowledgeable and experienced in all aspects of the Company’s business, and the Board is satisfied that the current structure provides strong oversight of the Company’s affairs. Accordingly, all of the members of our Board take into consideration the periodic input of the Company’s senior management (including the Company’s Chief Executive Officer) in assessing the Company’s risk practices. In this way, the members of our Board oversee the Company’s risk management based upon the input of members of the Company’s senior management, who are responsible for the administration of the Company’s established risk management practices. Our Board believes that this process is the most effective approach for addressing the particular risks facing the Company and that our Board of Directors’ leadership structure supports this approach.

Controlled Company

The Board has determined, in its business judgment, that the Company is, and has elected to cause the Company to be treated as, a “controlled company,” as defined in Rule 5615(c) of the listing standards of NASDAQ, based on New Affirmative’s beneficial ownership of approximately 52.4% of the outstanding Common Stock of the Company as of the Record Date (see the “Security Ownership of Certain Beneficial Owners and Management – Principal Stockholders” table and related footnotes for an analysis of New Affirmative’s beneficial ownership of outstanding shares of the Company’s Common Stock as of the Record Date). Accordingly, the Company is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Board, requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors and requirements that committees of the Board have written charters addressing certain specified matters. In the event the Company ceases to be a controlled company within the meaning of these rules, it will be required to comply with these provisions after the transition periods specified by NASDAQ.

Corporate Governance Policies and Charters

Current copies of the following materials related to the Company’s corporate governance policies and practices are available publicly on the Company’s Web site at www.affirmativeholdings.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Investment Committee Charter

•	Executive Committee Charter

You may also obtain copies of the charters by written request to the Company’s Secretary. As noted above, because we are considered to be controlled by New Affirmative under NASDAQ rules, we are eligible for exemptions from provisions of these rules requiring that a majority of directors be independent (as defined in the NASDAQ rules), and that we have a Nominating and Corporate Governance Committee and a Compensation Committee composed entirely of independent directors and written charters addressing certain specified matters. Accordingly, the respective Charters of our Compensation Committee and Nominating and Corporate Governance Committee provide, among other things, that such committees need not be comprised of a majority of independent directors. Following the appointment of the directors designated by New Affirmative, the Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee and Investment Committee will not be comprised of a majority of independent directors.

A copy of Affirmative’s Code of Business Conduct and Ethics, which applies to directors, executive officers and employees, will be sent without charge upon written request to the Company’s Secretary and also may be viewed on our Web site at www.affirmativeholdings.com. We will post on our Web site any amendments to the Code of Business Conduct and Ethics or waiver thereof for directors and executive officers.

In addition, our current proxy materials, including a copy of this proxy statement and our form of proxy card, may be viewed on our Web site at www.affirmativeholdings.com.

Meetings

During 2010, the Board met on five occasions and took action by written consent on three additional occasions. During their tenure in 2010, each director attended at least 75% of all meetings held by the Board and at least 75% of all meetings held by committees of the Board on which such director served.

Our policy regarding director attendance at annual meetings of stockholders and the number of directors who attended the 2010 annual meeting are available under Corporate Governance Guidelines on the our Web site at www.affirmativeholdings.com.

Executive Sessions

Our independent directors meet in executive session at least twice per year. The independent directors met on two occasions during 2010. Any independent director can request that an additional executive session be scheduled. At each such meeting, one of the independent directors is selected by the others to be the presiding director at that meeting.

Stockholder Communications

Stockholders wishing to write to the Board or a specified director or committee of the Board should send correspondence to Joseph G. Fisher, Secretary, 4450 Sojourn Drive, Suite 500, Addison, Texas 75001. The Secretary of the Company will review stockholder communications to determine if the concern may be best addressed by an internal department of the Company, the full Board, the Chairman of the Board, a particular committee of the Board, a Chairman of a particular committee of the Board or a particular member of the Board. The process of collecting and organizing stockholder communications has been approved by a majority of the independent directors.

Audit Committee

General

On May 21, 2004, the Board established an audit committee in accordance with Section 3(a)(58) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and adopted our Audit Committee Charter, which was subsequently amended by the Audit Committee on February 21, 2005, June 2, 2006, November 5, 2007, August 6, 2008 and December 31, 2009. The Audit Committee reviews and assesses the adequacy of the Audit Committee Charter annually. The Audit Committee Charter is available on our Web site at www.affirmativeholdings.com.

In 2010, our Audit Committee was composed of Paul J. Zucconi (Chairman), Thomas C. Davis, J. Christopher Teets and Suzanne T. Porter. Suzanne T. Porter was not re-elected to our Board of Directors at our last annual meeting of stockholders on June 8, 2010. Consequently, Ms. Porter ceased to be a member of our Audit Committee on and after that date.

The Audit Committee met a total of five times and took action by unanimous written consent once during 2010. Each of the Audit Committee members meets the financial literacy and independence requirements under NASDAQ rules and the rules and regulations of the SEC. Paul J. Zucconi, a licensed CPA and former auditor of multiple public companies, has been designated as the “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Audit Committee oversees and reviews our accounting, financial reporting and control processes and the audits of our financial statements, including: (1) the preparation, presentation and integrity of our financial statements and the financial statements of our insurance company subsidiaries; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm’s qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee:

•	has sole responsibility to retain and terminate our independent registered public accounting firm, and to oversee the work that is performed by said firm;

•	pre-approves all audit and non-audit services performed by our independent registered public accounting firm and the fees and terms of each engagement;

•	appoints and oversees our internal auditor, and reviews the scope and results of each annual internal audit; and

•	reviews our audited financial statements and related public disclosures.

The Audit Committee also evaluates information received from our outside independent registered public accounting firm and our management to determine whether said firm is independent of management. Our outside independent registered public accounting firm reports directly to the Audit Committee. KPMG LLP (KPMG) was the outside, independent registered public accounting firm retained by the Audit Committee for the 2010 fiscal year. We expect that representatives of KPMG will attend the 2011 Annual Meeting via teleconference and will be available to answer any shareholder questions at that meeting.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by Affirmative concerning accounting, internal control over financial reporting or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding such issues. During 2010, the Audit Committee held discussions with both KPMG and management regarding Affirmative’s actions to evaluate and report on our internal control over financial reporting and disclosure controls for fiscal year 2010, as well as our current disclosure controls and procedures.

Pursuant to our Audit Committee Charter, our Audit Committee also has primary responsibility for reviewing and approving any related person transaction, as such transactions are defined by Item 404(a) of Regulation S-K.

Approval of Audit and Non-Audit Services

The Audit Committee, or its Chairman, approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent registered public accountants prior to the time that those services are commenced. The Chairman reports to the full Audit Committee at each of its meetings, and the Audit Committee approves what the Chairman has authorized in the interim between meetings. For these purposes, the Audit Committee or its Chairman is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service. The Audit Committee pre-approved all fees for 2010 noted in the table under “Independent Registered Public Accounting Firm Fees.”

Report of the Audit Committee

The Audit Committee has submitted the following report to stockholders:

The Audit Committee reviewed with Company management, KPMG and the Company’s accounting officers and internal auditors the results of the 2010 audit, including the audited financial statements. The Audit Committee reviewed the requirements of its charter previously adopted and the reports required to be disclosed to the Audit Committee. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The KPMG representatives reviewed the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, regarding independence of public accountants with the Audit Committee and presented their Report on Registered Independent Accounting Firm Independence regarding that matter to the Audit Committee. The Audit Committee has considered the level of non-audit services provided by the external registered public accounting firm in consideration of registered public accounting firm independence. As part of its deliberations, the Audit Committee determined that KPMG was independent of the

Company. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and internal audit organization, responsibilities, budget, staffing and identification of audit risks.

The Audit Committee reviewed and discussed with management and our independent registered public accounting firm a draft of the Form 10-K and the audited financial statements for the year ended December 31, 2010, which had been provided to the Audit Committee in advance of the meeting. Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. Our independent registered public accounting firm is responsible for examining the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. Based on its review of all of the above and on discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Respectfully submitted,

Paul J. Zucconi (Chairman)

Thomas C. Davis

J. Christopher Teets

Independent Registered Public Accounting Firm Fees

We were billed the following fees by KPMG for professional and other services rendered by them during fiscal years ended 2010 and 2009, respectively:

Fees	2010	2009
Audit	$1,303,958	$1,550,000
Tax	38,701	25,350
Other	—	360,071	(1)
Total	$1,342,659	$1,935,421

(1)	Consists of $355,688 in due diligence fees related to an abandoned business transaction and $4,403 in fees related to 2009 workpaper review by Michigan Insurance Examiners.

Nominating and Corporate Governance Committee

General

Our Nominating and Corporate Governance Committee currently consists of Avshalom Y. Kalichstein (Chairman), David I. Schamis and Nimrod T. Frazer. Mr. Frazer is an independent director.

Our Board has established a Nominating and Corporate Governance Committee Charter that is available on our Web site at www.affirmativeholdings.com.

The principal functions of our Nominating and Corporate Governance Committee are to:

•	identify, consider and recommend to the Board qualified director nominees for election at our annual meeting;

•	review and make recommendations on matters involving general operation of the Board and its committees, and recommend to the Board nominees for each committee of the Board;

•	review and recommend to the Board the adoption and appropriate revision of our corporate governance practices; and

•	make an annual report to the Board on the CEO succession plan.

Directors, members of management, stockholders or industry or professional organizations may suggest nominees. In identifying and considering candidates for nomination to the Board, our Nominating and Corporate Governance Committee considers, in addition to the requirements set out in the Nominating and Corporate Governance Committee Charter, quality of experience, the needs of Affirmative and the range of talent and experience represented on our Board. Our Nominating and Corporate Governance Committee also evaluates the ability of a nominee director to devote the time and effort necessary to fulfill his or her responsibilities. Our Nominating and Corporate Governance Committee does not have any policy with regard to the consideration of diversity in identifying director nominees.

Stockholders desiring to submit recommendations for nominations by our Nominating and Corporate Governance Committee should direct them to the Nominating and Corporate Governance Committee, care of the Secretary of the Company, at Affirmative’s address shown on the cover page of this proxy statement. Such stockholder’s notice must be submitted within the time frame required for all stockholder proposals set forth elsewhere in this proxy statement and must include, among other things, (1) the name, age, business address and residence address of such stockholder, (2) the principal occupation or employment of such stockholder, (3) the class and number of shares of Affirmative that are beneficially owned by such stockholder, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected. Our Nominating and Corporate Governance Committee’s policy is to consider director nominations properly submitted by eligible stockholders. Our Nominating and Corporate Governance Committee does not evaluate a potential nominee differently based on whether he or she is recommended by a stockholder. After completing its evaluation, our Nominating and Corporate Governance Committee makes a recommendation to our full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee held one telephonic meeting in September 2010, at which the members of the Committee: (i) reviewed and discussed the professional qualifications of Mr. Kusumi in the context of his potential appointment to both the Company’s Board of Directors and the position of Chief Executive Officer and (ii) upon the conclusion of such review and discussion, recommended that the Board appoint Mr. Kusumi to the Company’s Board of Directors and the position of Chief Executive Officer. In addition, in April 2010, the members of our Nominating and Corporate Governance Committee reviewed and evaluated the professional qualifications of a potential director candidate for our Board of Directors. The Nominating and Corporate Governance Committee’s evaluation included a review of the prospective non-Board member candidate’s professional qualifications (specifically including insurance-industry experience), and a subsequent recommendation that the Board include Mr. Katz on the slate of proposed directors to be nominated by our Board for 2010.

Executive Committee

Our Board has established an Executive Committee currently composed of Gary Y. Kusumi (Chairman), Avshalom Y. Kalichstein and David I. Schamis. A charter has been adopted for this committee that grants the committee the authority to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board. In practice, the committee is expected to act in place of the full Board generally when important issues arise or assembling the full Board would be difficult or impracticable and actions taken by the Executive Committee would be reported at the next Board meeting. The members of the Executive Committee did not hold any formal meetings in 2010, but rather, on four separate occasions during 2010, each member of the Committee reviewed and approved certain contractual obligations entered into by the Company and certain of its subsidiaries. Our Executive Committee Charter is available on our Web site at www.affirmativeholdings.com.

Investment Committee

The Board has established an Investment Committee currently composed of Avshalom Y. Kalichstein (Chairman), Thomas C. Davis, Nimrod T. Frazer and David I. Schamis. The committee has adopted a charter that grants it the authority to act on behalf of the Board on all investment matters for which applicable law does not require participation by the full Board, and in practice the committee is expected to act in place of our full Board generally on all matters regarding the investment portfolio of Affirmative and each of its subsidiaries. The Investment Committee met two times in 2010. Our Investment Committee Charter is available on our Web site at www.affirmativeholdings.com.

Compensation Committee

General

Our Compensation Committee is composed of Avshalom Y. Kalichstein (Chairman), David I. Schamis and Nimrod T. Frazer. All members of our Compensation Committee are outside directors, and Mr. Frazer is the sole independent member of the committee. The principal responsibilities of our Compensation Committee are to:

•	evaluate the performance and approve the compensation of our executive officers and such other key executives or other officers as identified by the committee;

•	review and discuss with management the annual Compensation Discussion and Analysis and approve its inclusion in our annual proxy statement; and

•	oversee our compensation and benefit plans, including the review, approval and administration of incentive compensation plans and equity-based plans.

Our Compensation Committee reviews and approves corporate goals and objectives relevant to our CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives and establishes the CEO’s compensation levels based on its evaluation.

The Compensation Committee met three times during 2010.

Our Board has established a Compensation Committee Charter that is available on our Web site at www.affirmativeholdings.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2010 with respect to compensation earned by our Chief Executive Officer, our Chief Financial Officer, our next highest paid executive officer as of the end of the last two fiscal years, and Kevin R. Callahan, our former Chief Executive Officer, who is included in the table pursuant to SEC rules even though he was not employed by the Company at the end of the 2010 fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Nonequity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Gary Y. Kusumi	2010	362,098				196,073	[4]	558,171
Chief Executive Officer

Michael J. McClure	2010	300,000				12,000	[5]	312,000
Executive Vice President & Chief Financial Officer	2009	311,538		140,000	[1]	12,000	[6]	463,538

Robert A. Bondi	2010	350,000						350,000
Executive Vice President & President, Retail Agency Group	2009	363,462		135,000	[2]	3,769	[7]	502,231

Kevin R. Callahan	2010	600,769				552,638	[8]	1,153,407
Former Chief Executive Officer, President & Chairman	2009	688,846		330,000	[3]	17,854	[9]	1,036,700

(1)	Includes $140,000 in nonequity incentive plan compensation earned by Mr. McClure in connection with his performance in 2009, which was paid in April 2010.
(2)	Includes $135,000 in nonequity incentive plan compensation earned by Mr. Bondi in connection with his performance in 2009, which was paid in April 2010.
(3)	Includes $330,000 in nonequity incentive plan compensation earned by Mr. Callahan in connection with his performance in 2009, which was paid in April 2010.
(4)	Includes a $165,000 guaranteed bonus payment remitted to Mr. Kusumi in April 2011 pursuant to the terms of Mr. Kusumi’s Executive Employment Agreement dated October 1, 2010. Also includes payment of a $20,000 sign-on bonus paid at and in connection with the commencement of Mr. Kusumi’s employment with the Company in April 2010, as well as payment of an additional $11,073 gross-up amount to offset any increase in concomitant income tax obligations to Mr. Kusumi that would have otherwise been attendant to his receipt of his $20,000 sign-on bonus.
(5)	Includes $12,000 for an automobile allowance for 2010.
(6)	Includes $12,000 for an automobile allowance for 2009.
(7)	Includes $3,769 for a 401(k) Plan matching payment.
(8)	Includes: (i) $10,248 for 2010 driver expenses; (ii) $59,093 in payment for accrued but unused benefit time through October 31, 2010 (the effective date of Mr. Callahan’s termination of employment with the Company); (iii) a contractual severance payment consisting of a “Pro Rata Bonus” of $275,000; (iv) $173,334 in additional aggregate severance payments made to Mr. Callahan from November 2010 through December 2010; (v) a $25,900 cash payment to Mr. Callahan in exchange for certain shares of Mr. Callahan’s restricted stock that vested in 2010; (vi) approximately $2,684 in health, dental and vision insurance benefits provided to Mr. Callahan for November 2010 and December 2010; and (vii) approximately $6,379 in prepaid health, dental and vision insurance benefits provided to Mr. Callahan for January 2011 through April 2011 pursuant to the terms of Mr. Callahan’s employment agreement (see “Kevin R. Callahan’s Severance Package” and “Option Exercises and Stock Vested” below for additional details).
(9)	Includes $10,504 for 2009 driver expenses and $7,350 for a 401(k) Plan matching payment.

Employment Agreements of Our Named Executive Officers

The compensation of our executive officers, including our named executive officers, is set by our Compensation Committee. Mr. Kusumi participates in discussions with the Compensation Committee with respect to the compensation of each of our other named executive officers but does not participate in portions of the meetings of the Compensation Committee at which his own compensation is discussed. Our Compensation Committee seeks and receives input and recommendations from Mr. Kusumi on all compensation decisions relating to all of his direct reports, including the other named executive officers discussed in this proxy statement.

Each of our named executive officers is a party to a written executive employment agreement with the Company. On January 4, 2011, we entered into an Executive Employment Agreement with Mr. Kusumi, our Chief Executive Officer (Kusumi Agreement), and on January 7, 2011, we entered into: (i) a First Amended and Restated Executive Employment Agreement with Michael J. McClure, our Executive Vice President and Chief Financial Officer (McClure Agreement) and (ii) a Second Amended and Restated Executive Employment Agreement with Robert A. Bondi, our Executive Vice President and the President of our Retail Agency Group (Bondi Agreement). The Kusumi Agreement, McClure Agreement and Bondi Agreement are collectively referred to herein as the “Employment Agreements.”

Kusumi Agreement. The Kusumi Agreement is effective as of October 1, 2010 and provides for, among other things: (i) an annual base salary of $650,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of 100% of Mr. Kusumi’s base salary (for calendar year 2010, the Kusumi Agreement specifically provides that Mr. Kusumi is to receive a minimum bonus payment of $165,000); (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. The Kusumi Agreement has an initial term of three (3) years from the October 1, 2010 effective date, and shall automatically terminate unless the Company provides written notice of its intention to renew or extend the Kusumi Agreement at least one (1) year before the last day of the term.

McClure Agreement. The McClure Agreement is effective as of December 1, 2010 and provides for, among other things: (i) an annual base salary of $365,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of 65% of Mr. McClure’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. The McClure Agreement has an initial term through November 30, 2013 and shall automatically terminate unless the Company provides written notice of its intention to renew or extend the McClure Agreement at least six (6) months before the last day of the term.

Bondi Agreement. The Bondi Agreement is effective as of January 1, 2011 and provides for, among other things: (i) an annual base salary of $365,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of 75% of Mr. Bondi’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. The Bondi Agreement has an initial term through November 26, 2013 and shall automatically terminate unless the Company provides written notice of its intention to renew or extend the Bondi Agreement at least six (6) months before the last day of the term.

Employment Agreements of Each of Our Named Executive Officers, Generally. Base salary levels in our named executive officers’ Employment Agreements shall be reviewed at least annually by our Compensation

Committee for consideration of discretionary merit increases and, once established, a named executive officer’s base salary shall not decrease during the term of the executive’s Employment Agreement without the consent of the named executive officer. Further, each of the Employment Agreements of our named executive officers also provides that during the respective terms of each of Messrs. Kusumi, McClure and Bondi’s employment with the Company and for a period of one year thereafter, they shall not, either directly or indirectly, (i) engage in duties or provide services to a competitor of the Company, in any capacity, which are substantially similar to those the executive provided to the Company under their Employment Agreement, in the states in which the Company is conducting business or has expended resources in preparation to do business (except that each Employment Agreement provides that the foregoing restriction is not applicable if the term of the Employment Agreement expires by reason of the Company’s election not to renew or extend the same); (ii) divert away or attempt to divert away any business from the Company to another Company, business, or individual; (iii) solicit, entice, persuade or induce any employee, agent or representative of the Company to terminate such person’s relationship with the Company or to become employed by any business or person other than the Company; or (iv) (with certain limited exceptions) own, manage, operate, control, invest or acquire an interest in any competitor of the Company or business or entity that owns or operates a competitor of the Company. Messrs. Kusumi, McClure and Bondi are also prohibited, during the respective terms of their employment with the Company and following the termination or expiration of their respective Employment Agreements for any reason, from disparaging, directly or indirectly, the Company or any of its subsidiaries. Further, the Company is prohibited, during the term of each such named executive officer’s employment with the Company and following the termination or expiration of the each Employment Agreement for any reason, from disparaging, directly or indirectly, the named executive officer.

The Employment Agreements of our named executive officers also provide that in the event that the Company and the individual named executive officer do not agree to a renewal or extension of the named executive officer’s Employment Agreement, then as of the last day of the term of such Employment Agreement: (1) unless otherwise set forth in any award documents, the named executive officer’s unvested stock options and restricted stock awards (if any) will immediately vest; and (2) the named executive officer shall be entitled to an amount equal to the previous year’s bonus paid to him prorated on a daily basis for the number of days employed in the year of expiration of the term through the date of expiration of the term, to be paid in full within thirty (30) days of the expiration of the term (the “Pro Rata Non-Renewal Bonus”).

The current Employment Agreements of each of our named executive officers also obligate us to pay these executives severance in connection with certain terminations. See “Payments to Our Named Executive Officers in the Event of Termination or Change in Control” below for additional details.

Restricted Stock Awards to our Named Executive Officers

On March 18, 2011, our Compensation Committee approved a revised form of restricted stock award agreement (the “Restricted Stock Award Agreement”) to be used in connection with certain restricted stock awards to be issued to certain of our executive officers (including all of our named executive officers) under our Amended and Restated 2004 Stock Incentive Plan.

Vesting. The form of Restricted Stock Award Agreement provides that shares issued thereunder are subject to both performance and time vesting threshold requirements. The performance vesting threshold provides that the total number of shares of restricted stock issued under a Restricted Stock Award Agreement will vest in one-third increments over a four year period. The first tranche of restricted stock will performance vest on the eighteen (18) month anniversary of the grant date, subject to the Company’s shares of common stock reaching a sustained closing price of $5.00 per share for twenty (20) consecutive days during that period. The second tranche of restricted stock will performance vest on the three (3) year anniversary of the grant date, subject to the Company’s shares of common stock reaching a sustained closing price of $10.00 per share for twenty (20) consecutive days during that period. The third tranche of restricted stock will performance vest on the four (4) year anniversary of the grant date, subject to the Company’s shares of common stock reaching a sustained closing price of $15.00 per share for twenty (20) consecutive days during that period; provided that: (i) if the

Company’s common stock reaches a sustained closing price of between $13.00 and $15.00 per share for twenty (20) consecutive days during the four (4) year period, a prorated number of shares of the grantee’s restricted stock award shall vest and (ii) if, on the fourth anniversary of the grant date, the Company’s common stock has reached a per share price of $15.00 for twenty (20) consecutive trading days, then 80% of any shares of restricted stock that did not previously vest because the associated per share price threshold was not met will performance vest. The time vesting component of an award made under a Restricted Stock Award Agreement provides that, subject to the foregoing performance vesting threshold requirements, shares of restricted stock will time vest 20% per year beginning on the first anniversary of the grant date, provided the grantee remains employed with the Company. In order for each tranche of restricted stock to fully vest, both the performance vesting and time vesting requirements of the award must be satisfied.

Accelerated Vesting. Notwithstanding the foregoing, should the grantee under a Restricted Stock Award Agreement be terminated without cause within one year of the Company completing a merger in which greater than 50% of the surviving entity represents shareholders who were not shareholders of the Company prior to the consummation of the transaction, the grantee will be entitled to an additional 50% of time vesting (vested percentage plus accelerated vesting capped at 100%), and should the grantee be terminated without cause or due to death or disability, the grantee shall be entitled to an additional 20% of time vesting (vested percentage plus accelerated vesting capped at 100%).

Voting and Dividend Rights With Respect to Restricted Shares. Each grantee under a Restricted Stock Award Agreement shall be eligible to exercise voting rights with respect to shares of restricted stock issued to the grantee thereunder. As a condition precedent to the grant of restricted stock to each grantee, each grantee has agreed to execute an irrevocable proxy to vote all such shares of restricted stock issued to said grantee under a Restricted Stock Award Agreement in favor of the Company’s current majority shareholder, New Affirmative, LLC. The granting of such irrevocable proxy is deemed to have been made contemporaneously with grantee’s execution of the grantee’s Restricted Stock Award Agreement, and will continue for a duration of time and subject to terms and conditions otherwise set forth in the proxy.

Grantees of restricted stock under a Restricted Stock Award Agreement shall not be eligible to receive cash dividends paid on the restricted stock unless and until such shares of restricted stock fully vest. Cash dividends paid on unvested restricted stock will accumulate and be paid to the grantee within sixty (60) days after the related shares of restricted stock fully vest, subject to approval of our Compensation Committee.

The Company’s Option to Purchase Shares of Restricted Stock From Grantee. The Restricted Stock Award Agreement affords the Company an option to purchase some or all of the fully-vested shares of a grantee’s restricted stock award: (i) if the grantee elects to sell some or all of the grantee’s fully-vested shares of restricted stock during the grantee’s employment with the Company or during the term of the grantee’s service on the Company’s Board of Directors, or (ii) upon the later to occur of the grantee’s termination of: (a) employment with the Company or (b) service on the Company’s Board of Directors. The purchase price for any shares of restricted stock purchased by the Company pursuant to its option under a Restricted Stock Award Agreement shall be based upon the per share closing price of the Company’s common stock as of the date the Company receives the grantee’s written notice of the grantee’s intention to sell some or all of his fully-vested shares of restricted stock, or the termination date of the grantee’s employment with or provision of services as a director of the Company.

Restricted Share Grants to Our Named Executive Officers. On March 18, 2011, our Compensation Committee approved the following restricted stock award grants to Gary Y. Kusumi, the Company’s principal executive officer, Michael J. McClure, the Company’s principal financial officer, and Robert A. Bondi, the Company’s other named executive officer, under the Company’s Amended and Restated 2004 Stock Incentive Plan:

Name and Position	Number of Restricted Shares Issued
Gary Y. Kusumi, Chief Executive Officer	210,000
Michael J. McClure, EVP & Chief Financial Officer	57,750
Robert A. Bondi, EVP & President – Retail Agency Group	58,500

All of the foregoing shares of restricted stock were evidenced by the Company and each of our named executive officers in separate Restricted Stock Award Agreements. In all cases, the foregoing Restricted Stock Award Agreements of our named executive officers provide for, among other things, a grant date of March 18, 2011.

Changes in Senior Management in 2010 and Through the Record Date

On September 20, 2010, Kevin R. Callahan resigned his position as the Company’s Chief Executive Officer effective October 31, 2010. Mr. Callahan retained his position as the Chairman of the Company’s Board of Directors until his subsequent resignation from that position on December 9, 2010. On October 1, 2010, the Board of Directors appointed Gary Y. Kusumi, who had previously served as the Company’s Executive Vice President and President, Insurance Products and Services Group, as well as President of each of our five insurance company subsidiaries since April 2010, to the position of Chief Executive Officer. The Board of Directors appointed Mr. Kusumi as a director of the Company on October 1, 2010 as well, and Chairman of the Board of Directors on January 31, 2011.

Kevin R. Callahan’s Severance Package. Pursuant to the terms of his October 5, 2006 First Amended and Restated Executive Employment Agreement, which was in effect at the time his employment terminated, Mr. Callahan was entitled to be paid an amount equal to all “Accrued Compensation” plus: (a) a “Pro Rata Bonus”, (b) an “Additional Severance Payment” and (c) the cost of all continued medical, life, dental, vision and disability insurance for Mr. Callahan and his family for a period of up to twenty-four months. Under the terms of Mr. Callahan’s employment agreement, Accrued Compensation includes all amounts earned or accrued by Mr. Callahan through his effective termination date but not paid as of said date, including without limitation, (i) base salary, (ii) deferred compensation accumulated under any plan, arrangement or agreement, (iii) reimbursement for necessary expenses incurred by Mr. Callahan on behalf of the Company prior to his termination date, and (iv) any bonuses and incentive cash compensation (other than a “Pro Rata Bonus”). Under the terms of Mr. Callahan’s employment agreement, a “Pro Rata Bonus” is defined as an amount equal to the previous year’s bonus payable to Mr. Callahan multiplied by a fraction, the numerator of which is the number of days in the applicable year through Mr. Callahan’s effective resignation date, and the denominator of which is 365. In addition, Mr. Callahan’s employment agreement provides that Mr. Callahan is to be paid an “Additional Severance Payment,” which is equal to two times the sum of Mr. Callahan’s then-current base salary plus an amount equal to the previous year’s bonus payable to Mr. Callahan. Payment of all Accrued Compensation and a Pro Rata Bonus was paid to Mr. Callahan within thirty days of the effective date of his resignation of employment from the Company, and Mr. Callahan’s Additional Severance Payment is to be made to Mr. Callahan in twenty-four equal monthly installments commencing on the first day of the month following Mr. Callahan’s effective date of resignation as Chief Executive Officer. Further, for a period of twenty-four consecutive months after the Termination Date, Mr. Callahan’s employment agreement provides that the Company shall continue to provide medical, life, dental, vision and disability insurance to Mr. Callahan and/or Mr. Callahan’s family at least equal to those which would have been provided to them in accordance with the Company’s plans, practices, programs or policies of the Company and its affiliated companies had Mr. Callahan’s employment not terminated.

Thus, within thirty days of the effective date of his resignation, pursuant to the terms of his employment agreement, Mr. Callahan received a lump-sum cash payment of: (i) Accrued Compensation, consisting of unpaid base salary and accrued and unpaid benefits through his effective resignation date and expense reimbursements incurred prior to his effective termination date, plus (ii) his Pro Rata Bonus. In addition, Mr. Callahan is also entitled to receive his $2,080,000 Additional Severance Payment in twenty-four consecutive monthly installments of $86,667 from and after the effective date of his resignation from the position of Chief Executive Officer.

Accordingly, in 2010, in addition to the respective $600,769 and $10,248 in 2010 salary and automobile/driver allowance payments made by the Company to Mr. Callahan through the effective date of his resignation, the Summary Compensation Table reflects our payment to Mr. Callahan of: (i) a $275,000 Pro Rata Bonus award, plus (ii) an additional $173,334 (representing aggregate November 2010 and December 2010 Additional Severance Payment monthly installments), (iii) $59,093 (representing the value of Mr. Callahan’s accrued but unused benefit time through the effective date of his resignation), (iv) approximately $2,684 in aggregate health insurance benefits from the Company for the period November 2010 through December 2010 (valued at approximately $1,342 per month) and (v) approximately $6,380 in aggregate health insurance benefits from the Company for the period January 2011 through April 2011 (valued at approximately $1,595 per month).

Outstanding Equity Awards At Fiscal Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options and unvested restricted stock awards held by our named executive officers as of December 31, 2010.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable(1)	Unexercisable(1)
Kevin R. Callahan	200,000			15.00	3/9/2011	(2)
	100,000			15.60	3/9/2011	(2)
	100,000			20.00	3/9/2011	(2)
	115,000			25.00	3/9/2011	(2)
	115,000			30.00	3/9/2011	(2)

Michael J. McClure	22,500	15,000		15.66	5/14/2017
	15,000	10,000		20.66	5/14/2017
	15,000	10,000		25.66	5/14/2017
	22,500	15,000		10.67	12/3/2017
	15,000	10,000		15.67	12/3/2017
	15,000	10,000		20.67	12/3/2017

Robert A. Bondi	48,000	12,000		16.08	11/27/2016
	40,000	10,000		20.00	11/27/2016
	40,000	10,000		25.00	11/27/2016
							7,908	21,114

(1)

All of Mr. Callahan’s stock options were granted to him on October 5, 2006, and all of Mr. Bondi’s stock options were granted to him on November 27, 2006. In the case of Mr. McClure, an aggregate of 87,500 stock options were issued to him on May 14, 2007, and another aggregate 87,500 stock options were issued to him on December 3, 2007. With the exception of Mr. Callahan’s stock option awards, all of the stock option awards reflected in these columns vest in equal installments over the five (5)-year period immediately following the date of grant. All of Mr. Callahan’s previously unvested stock option awards with per share exercise prices of $15.60 or greater were vested on an accelerated basis on December 9, 2010 in connection with the terms of Mr. Callahan’s resignation from the Company’s Board of Directors on that date.

(2)	Mr. Callahan resigned from the Company’s Board of Directors on December 9, 2010. Under the terms of his stock option award agreements, Mr. Callahan had three months from the date he ceased providing services to the Company in that capacity to exercise any stock options that were vested on that date. All such stock options were out-of-the-money during this three month period and expired unexercised on March 9, 2011.
(3)	The restricted stock awards reflected in this column vest in five (5)-year installments immediately following the date of grant. Mr. Bondi has two separate restricted stock awards: (i) one for 25,000 aggregate shares was granted on November 27, 2006, and (ii) one for 7,273 aggregate shares was granted on February 16, 2007.
(4)	Market value based on a closing share price of $2.67 for the Company’s common stock on the NASDAQ Global Select Market on December 31, 2010 (the last trading day for the NASDAQ Global Select Market in 2010). The amount reflects the market value of the 7,908 unvested shares of the Company’s restricted common stock previously granted to Mr. Bondi under the Company’s Amended and Restated 2004 Stock Incentive Plan on that date.

Option Exercises and Stock Vested

Set forth below in tabular format is a list of our named executive officers who became vested in any restricted stock awards during 2010. No stock options were exercised by any named executive officers during 2010:

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Kevin R. Callahan, Former CEO	28,000	(1)	103,600	(2)
Robert A. Bondi, EVP and President, Retail Agency Group	6,455		22,110	(3)

(1)	Reflects the vesting of 28,000 aggregate shares of restricted stock previously granted to Mr. Callahan (14,000 shares vesting on October 5, 2010 and the remaining 14,000 shares vesting on November 1, 2010). Of these 28,000 aggregate shares that vested in 2010, Mr. Callahan tendered 7,000 to the Company for cash at his election in accordance with the terms of the Company’s 2004 Amended and Restated Stock Incentive Plan (3,500 shares on October 5, 2010 and the remaining 3,500 shares on November 1, 2010). All 7,000 shares tendered to the Company by Mr. Callahan were returned to the Company’s treasury and are deemed issued but not outstanding.
(2)	Based upon the common $3.70 per share closing sale price for the Company’s common stock on the NASDAQ Global Select Market on each of October 4, 2010 and October 29, 2010, the trading dates immediately preceding the respective vesting dates for the fourth and final tranches of restricted stock previously granted to Mr. Callahan (representing an aggregate of 28,000 shares). Of this amount, Mr. Callahan received a total of $25,900 in cash in exchange for the 7,000 shares of restricted stock that he tendered to the Company upon the vesting of the same.
(3)	Based upon the respective $4.715 and $3.05 per share closing sale prices for the Company’s common stock on the NASDAQ Global Select Market on February 12, 2010 and November 26, 2010, respectively, the trading dates immediately preceding the respective vesting dates for the third and fourth respective tranches of restricted stock awards previously granted to Mr. Bondi (the third tranche of 1,455 shares of Mr. Bondi’s 7,273 February 16, 2007 restricted stock award vested on February 16, 2010, and the fourth tranche of 5,000 shares of Mr. Bondi’s November 27, 2006 restricted stock award vested on November 29, 2010).

Director Compensation

The following table describes the compensation paid to the non-employee members of our board in 2010:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Thomas C. Davis(1)	50,000	50,000
Nimrod T. Frazer(2)	45,000	45,000
Avshalom Y. Kalichstein(3)	0	0
Mory Katz(4)	22,500	22,500
Suzanne T. Porter(5)	25,500	25,500
David I. Schamis(3)	0	0
J. Christopher Teets(6)	0	0
Paul J. Zucconi(7)	60,000	60,000

(1)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting), plus (ii) $5,000 in aggregate fees for attendance at five (5) Audit Committee meetings ($1,000 per meeting).
(2)	Includes $45,000 in aggregate annual director fees ($11,250 per directors’ meeting).
(3)	Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co., LLC. New Affirmative is wholly owned by Affirmative Investment, LLC, the managing member of which is Affirmative Associates, LLC, the sole member of which is J. Christopher Flowers. J. Christopher Flowers controls J.C. Flowers & Co., LLC, which is the investment advisor to J.C. Flowers I, L.P., the majority owner of Affirmative Investment, LLC. Mr. Schamis is also a Managing Director of J.C. Flowers & Co., LLC. Each of Messrs. Kalichstein and Schamis are compensated for their services on the Company’s Board directly by J.C. Flowers & Co., LLC. Accordingly, the Company remitted a total of $90,000 in aggregate director fees directly to J.C. Flowers & Co., LLC in connection with the Director services provided to the Company by Messrs. Kalichstein and Schamis ($45,000 per Director, $11,250 per directors’ meeting).
(4)	Includes $22,500 in aggregate annual director fees ($11,250 per directors’ meeting times two meetings).
(5)	Ms. Porter was not elected to the Company’s Board of Directors at its June 8, 2010 Annual Meeting of Stockholders. Fees reflect (i) $22,500 in aggregate director fees for attendance at two (2) meetings of the Board of Directors, plus (ii) $3,000 in aggregate fees for attendance at three (3) Audit Committee meetings ($1,000 per meeting).
(6)	Mr. Teets is a Partner with Red Mountain Capital Partners, LLC. Red Mountain Capital Partners, LLC beneficially owns over 5% of the Company’s outstanding common stock. Mr. Teets waived his right to personally receive any fees in connection with his services as a director or member of any Board committee, and has directed the Company to remit any compensation due for his services on the Company’s Board or any Board committee directly to Red Mountain Capital Partners, LLC. Accordingly, the Company remitted a total of $50,000 in aggregate director fees directly to Red Mountain Capital Partners, LLC in connection with the Director services provided to the Company by Mr. Teets; such amount includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting attended by Mr. Teets) plus (ii) $5,000 in aggregate fees for five (5) Audit Committee meetings attended by Mr. Teets ($1,000 per meeting).
(7)	Includes: (i) $45,000 in aggregate annual director fees ($11,250 per directors’ meeting), (ii) $10,000 in aggregate annual fees received as Chairman of the Company’s Audit Committee, and (iii) $5,000 in aggregate fees for attendance at five (5) Audit Committee meetings ($1,000 per meeting).

Payments to Our Named Executive Officers in the Event of Termination or Change in Control

The Company provides benefits to certain of our named executive officers upon certain terminations of employment from the Company. These benefits are in addition to the benefits to which the executives would be entitled upon a termination of employment generally (e.g., vested 401(k) Plan matching amounts accrued as of the date of termination, stock option and restricted stock awards that are vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). The incremental benefits payable to the executives are described below.

Pursuant to Employment Agreements

Chief Executive Officer

Mr. Kusumi. Mr. Kusumi’s Executive Employment Agreement is dated January 4, 2011 (effective October 1, 2010), expires three years from the effective date, and provides for the severance benefits described below.

In the event that Mr. Kusumi is terminated by the Company “without cause” or if Mr. Kusumi resigns for “good reason” (as those terms are defined in the Kusumi Agreement), Mr. Kusumi shall be entitled to receive a severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (“Accrued Kusumi Compensation”), (b) an amount equal to the previous year’s bonus paid to Mr. Kusumi prorated on a daily basis for the number of days employed in the year of termination through the date of termination (the “Pro Rata Kusumi Bonus”), (c) the payment of an amount equal to the sum of: (1) Mr. Kusumi’s then-current Base Salary and (2) an amount equal to Mr. Kusumi’s target bonus (the “Additional Kusumi Severance Payment”), and (d) the Company shall pay the costs to Mr. Kusumi for continuation coverage under COBRA for a twelve (12) month continuation period immediately following the termination of the Kusumi Agreement. Any payment of Accrued Kusumi Compensation or Pro Rata Kusumi Bonus shall be made by the Company to Mr. Kusumi within thirty (30) days of termination of the Kusumi Agreement, and any Additional Kusumi Severance Payment shall be payable by the Company to Mr. Kusumi in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the Kusumi Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any.

In the event that, within six (6) months following the occurrence of an event constituting a “change in control” (as that term is defined in the Kusumi Agreement): (1) the Company terminates the Kusumi Agreement for reasons other than “cause” or due to “disability” (as those terms are also defined in the Kusumi Agreement), or (2) Mr. Kusumi terminates the Kusumi Agreement for “good reason”, the Company shall pay to Mr. Kusumi all Accrued Kusumi Compensation, the Pro Rata Kusumi Bonus, and an additional amount equal to two-times the Additional Kusumi Severance Payment within five (5) days of said termination (in addition to all applicable COBRA payments for the continuation period referenced above).

Executive Vice President and Chief Financial Officer

Mr. McClure. Mr. McClure’s First Amended and Restated Executive Employment Agreement is dated January 7, 2011 (effective December 1, 2010), expires on November 30, 2013, and provides for the severance benefits described below.

In the event that Mr. McClure is terminated by the Company “without cause” or if Mr. McClure resigns for “good reason” (as those terms are defined in the McClure Agreement), Mr. McClure shall be entitled to receive a severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (“Accrued McClure Compensation”) and (b) an additional payment equal to one year of the sum of Mr. McClure’s then-current base salary plus an amount equal to Mr. McClure’s target bonus (the “Additional McClure Severance Payment”). Any payment of Accrued McClure Compensation shall be made by the Company to Mr. McClure within thirty (30) days of termination of the McClure Agreement, and any Additional McClure Severance Payment shall be payable by the Company to Mr. McClure in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the McClure Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any. In addition, the Company shall pay the costs to Mr. McClure for continuation coverage under COBRA for a twelve (12) month continuation period immediately following the termination of the McClure Agreement.

Absent any action on behalf of the Company that would constitute termination of Mr. McClure “without cause” or otherwise afford a basis for Mr. McClure to resign for “good reason” under the terms of the McClure Agreement, there is no specific “change in control” provision set forth in the McClure Agreement that would entitle Mr. McClure to receive any severance benefits solely due to a change in the ownership or control of the Company.

Executive Vice President and President, Retail Agency Group

Mr. Bondi. Mr. Bondi’s Second Amended and Restated Executive Employment Agreement is dated January 7, 2011 (effective January 1, 2011), expires on November 26, 2013, and provides for the severance benefits described below.

In the event that Mr. Bondi is terminated by the Company “without cause” or if Mr. Bondi resigns for “good reason” (as those terms are defined in the Bondi Agreement), Mr. Bondi shall be entitled to receive a severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (“Accrued Bondi Compensation”) and (b) an additional payment equal to one year of the sum of Mr. Bondi’s then-current base salary plus an amount equal to Mr. Bondi’s target bonus (the “Additional Bondi Severance Payment”). Any payment of Accrued Bondi Compensation shall be made by the Company to Mr. Bondi within thirty (30) days of termination of the Bondi Agreement, and any Additional Bondi Severance Payment shall be payable by the Company to Mr. Bondi in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the Bondi Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any. In addition, the Company shall pay the costs to Mr. Bondi for continuation coverage under COBRA for a twelve (12) month continuation period immediately following the termination of the Bondi Agreement.

Absent any action on behalf of the Company that would constitute termination of Mr. Bondi “without cause” or otherwise afford a basis for Mr. Bondi to resign for “good reason” under the terms of the Bondi Agreement, there is no specific “change in control” provision set forth in the Bondi Agreement that would entitle Mr. Bondi to receive any severance benefits solely due to a change in the ownership or control of the Company.

Pursuant to Amended and Restated 2004 Stock Incentive Plan

The Company’s Amended and Restated 2004 Stock Incentive Plan provides that, in the event of a Change in Control (as defined in the Plan), the plan administrator may, in its discretion, provide for the acceleration of vesting in the terms of any options, bonus stock, restricted stock or performance stock granted under the Plan.

The following Table 1 sets forth the benefits to which each of our named executive officers would be entitled in the event that the Company terminates the named executive officer “without cause,” or the named executive officer resigns for “good reason” (as the terms “cause” and “good reason” are defined in his Employment Agreement). The following table assumes that the events triggering the termination hypothetically occurred on and as of December 31, 2010 (and for illustrative purposes only, the following table assumes the current, respective executive employment agreements of Messrs. Kusumi, McClure and Bondi were effective as of that date):

Table 1

TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

Name	Bonus[2]	Additional Severance Payment[3]	Continued Benefit Plan Coverage[4]	Accelerated Vesting of Restricted Stock[5]	Accelerated Vesting of Restricted Options[6]	Total
Gary Y. Kusumi	$0	$1,300,000	$12,074	$0	$0	$1,312,074
Michael J. McClure	0	602,250	15,537	0	0	617,787
Robert A. Bondi	0	638,750	15,537	20,165	0	674,452
Kevin R. Callahan[1]	0	0	0	0	0	0

1	Mr. Callahan’s first amended and restated employment agreement with the Company terminated effective October 31, 2010. Consequently, there exists no potential for any liability on the part of the Company for the termination of Mr. Callahan “without cause” or his departure for “good reason” as of December 31, 2010.

2	In the case of Mr. Kusumi, upon the Company’s termination of him “without cause” or Mr. Kusumi’s election to terminate his employment for “good reason,” would include a one-time payment equal to the previous year’s (i.e., any 2009) bonus paid to him, prorated on a daily basis for the number of days employed in the year of termination (i.e., 2010) through the termination date (such payment would be made within thirty (30) days of such termination date). Mr. Kusumi was not employed with the Company in 2009 and was not paid a bonus by the Company in that year; consequently, no pro-rata bonus would be payable to Mr. Kusumi as of the hypothetical December 31, 2010 date.
3	In the case of Messrs. Kusumi, McClure and Bondi, represents a payment equal to the sum of each named executive officer’s then current annual base salary plus annual target bonus. As of December 31, 2010: (i) Mr. Kusumi’s then-current annual base salary was $650,000, and his annual target bonus was 100% of that amount (or $650,000); (ii) Mr. McClure’s then-current annual base salary was $365,000, and his annual target bonus was 65% of that amount (or $237,250); and (iii) Mr. Bondi’s then-current annual base salary was $365,000, and his annual target bonus was 75% of that amount (or $273,750). These additional severance payments would be payable in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the named executive officer. Pursuant to the terms of their current executive employment agreements, the base salaries of Messrs. Kusumi, McClure and Bondi are reviewed annually for consideration of merit increases.
4	Represents the estimated maximum aggregate amount of reimbursable costs for continuous coverage under COBRA payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twelve (12) months after the named executive officer’s termination date.
5	Market value based on a closing share price of $2.55 for the Company’s common stock on the NASDAQ Global Select Market on December 30, 2010 (the last trading day for the NASDAQ Global Select Market before the hypothetical December 31, 2010 termination date). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination “without cause” by the Company or his departure for “good reason,” would have vested on a date or dates subsequent to December 31, 2010.
6	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of the named executive officer’s termination “without cause” by the Company or his departure for “good reason,” would have vested on a date or dates subsequent to December 31, 2010. Mr. Kusumi has not been granted any stock options. In the case of Mr. Bondi, stock options that have vested on an accelerated basis are exercisable no later than the one (1) month anniversary of the date of his termination event (which for purposes of this table is December 31, 2010). None of Mr. McClure’s previously unvested stock options automatically vest in the event of his termination “without cause” by the Company or his departure for “good reason.” All stock options held by Mr. Bondi (the only named executive officer with accelerated option vesting rights in this Table 1) were out-of-the-money at all times during their appropriate and respective exercise periods from and after the hypothetical December 31, 2010 termination date. All such out-of-the money options are assumed to have expired unexercised for purposes of this Table 1.

The following Table 2 sets forth the benefits to which: (i) Mr. Kusumi is entitled in the event that, within six (6) months following the occurrence of an event constituting a “change in control” of the Company: (a) the Company terminates Mr. Kusumi for reasons other than “cause” or due to Mr. Kusumi’s “disability” or (b) Mr. Kusumi terminates the Kusumi Agreement for “good reason” (as the terms “change in control,” “cause,” “disability” and “good reason” are defined in the Kusumi Agreement); and (ii) our other named executive officers would be entitled in the event that a change in the ownership or control of the Company occurred and the named executive officer was terminated by the Company “without cause” or if the named executive officer resigned following the change in ownership or control for “good reason” (as those terms are defined in the McClure Agreement and Bondi Agreements). The following table assumes that the events triggering the “change of control” or termination hypothetically occurred on and as of December 31, 2010 (for illustrative purposes only, the following table assumes the respective current executive employment agreements of Messrs. Kusumi, McClure and Bondi were effective and/or executed as of that date):

Table 2

TERMINATION RESULTING FROM A CHANGE IN CONTROL

Name	Bonus[2]	Additional Severance Payment[3]	Continued Benefit Plan Coverage[4]	Accelerated Vesting of Restricted Stock[5]	Accelerated Vesting of Restricted Options[6]	Total
Gary Y. Kusumi	$0	$2,600,000	$12,074	$0	$0	$2,612,074
Michael J. McClure	0	602,250	15,537	0	0	617,787
Robert A. Bondi	0	638,750	15,537	20,165	0	674,452
Kevin R. Callahan[1]	0	0	0	0	0	0

1	Mr. Callahan’s first amended and restated employment agreement with the Company terminated effective October 31, 2010. Consequently, there exists no potential for any liability on the part of the Company for the termination of Mr. Callahan “without cause” or his departure for “good reason” as of December 31, 2010.
2	In the case of Mr. Kusumi, upon the Company’s termination of him “without cause” or Mr. Kusumi’s election to terminate his employment for “good reason” within six (6) months of a “change in control” event, would include a one-time payment equal to the previous year’s (i.e., any 2009) bonus paid to him, prorated on a daily basis for the number of days employed in the year of termination (i.e., 2010) through the termination date (such payment would be made within thirty (30) days of such termination date). Mr. Kusumi was not employed with the Company in 2009 and was not paid a bonus by the Company in that year; consequently, no pro-rata bonus would be payable to Mr. Kusumi as of the hypothetical December 31, 2010 date.
3	In the case of Mr. Kusumi, represents a payment equal to two times the sum of Mr. Kusumi’s then current annual base salary plus annual target bonus, and in the case of Messrs. McClure and Bondi, represents a payment equal to the sum of each named executive officer’s then current annual base salary plus annual target bonus. As of December 31, 2010: (i) Mr. Kusumi’s then-current annual base salary was $650,000, and his annual target bonus was 100% of that amount (or $650,000); (ii) Mr. McClure’s then-current annual base salary was $365,000, and his annual target bonus was 65% of that amount (or $237,250); and (iii) Mr. Bondi’s then-current annual base salary was $365,000, and his annual target bonus was 75% of that amount (or $273,750). These additional severance payments would be payable in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the named executive officer. Pursuant to the terms of their current executive employment agreements, the base salaries of Messrs. Kusumi, McClure and Bondi are reviewed annually for consideration of merit increases.
4	Represents the estimated maximum aggregate amount of reimbursable costs for continuous coverage under COBRA payable by the Company for the benefit of the named executive officer and members of his immediate family for a period of twelve (12) months after the named executive officer’s termination date.

5	Market value based on a closing share price of $2.55 for the Company’s common stock on the NASDAQ Global Select Market on December 30, 2010 (the last trading day for the NASDAQ Global Select Market before the hypothetical December 31, 2010 “change in control” and termination date). The amount reflects the market value of shares of the Company’s restricted common stock previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive plan which, in the absence of: (i) the termination of the named executive officer’s then-current employment agreement by the Company following a “change in control,” or (ii) the termination of the named executive officer’s employment “without cause” by the Company or his departure for “good reason” following a “change in control,” would have vested on a date or dates subsequent to December 31, 2010.
6	Amount reflects all incentive and/or non-qualified stock options previously granted to the named executive officer under the Company’s Amended and Restated 2004 Stock Incentive Plan which, in the absence of: (i) the termination of the named executive officer’s employment agreement with the Company following a “change in control,” or (ii) the termination of the named executive officer “without cause” by the Company or his departure for “good reason” following a “change in control,” would have vested on a date or dates subsequent to December 31, 2010. As of December 31, 2010, Mr. Kusumi had not been granted any stock options by the Company. None of Mr. McClure’s previously unvested stock options automatically vest in the event that Mr. McClure’s employment agreement is terminated following a “change in control,” even if he has been terminated by the Company “without cause” after a “change in control” or if he departs the Company for “good reason” following a “change in control.” In the case of Mr. Bondi, none Mr. Bondi’s previously unvested stock options automatically vest in the event of the termination of his employment agreement by the Company following a “change in control,” unless his termination was “without cause” by the Company or he departed his employment with the Company for “good reason” following a “change in control.” Those of Mr. Bondi’s options that vest on an accelerated basis are exercisable no later than the one (1) month anniversary of the date of his termination event (which for purposes of this table is December 31, 2010). All stock options held by Mr. Bondi (the only named executive officer with accelerated option vesting rights in this Table 2) were out-of-the-money at all times during their appropriate and respective exercise periods from and after the hypothetical December 31, 2010 termination date. All such out-of-the money options are assumed to have expired unexercised for purposes of this Table 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following are stockholders known by the Company to beneficially own 5% or more of its outstanding common stock as of the Record Date. Information regarding the following stockholders has been obtained from reports filed by the persons listed with the Securities and Exchange Commission and/or from the beneficial owners.

Name of Beneficial Holder	Address of Beneficial Holder	Amount and Nature of Ownership		Percentage of Class Owned(1)
New Affirmative LLC	717 Fifth Avenue 26th Floor New York, New York 10022	8,294,427	(2)	52.4%
Long Meadow Investors, LLC, Michael J. Moss & Long Meadow Holdings, L.P., Jonathan W. Old III	1200 High Ridge Road, Stamford, Connecticut 06905	1,419,066	(3)	9.0%
Red Mountain Capital Partners, LLC	10100 Santa Monica Boulevard, Suite 925, Los Angeles, CA 90067	786,497	(4)	5.0%

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,841,858 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)	Based upon statements in Amendment No. 5 to Schedule 13D jointly filed on March 28, 2011 by New Affirmative LLC (New Affirmative), Affirmative Investment LLC, Affirmative Associates LLC and J. Christopher Flowers (the reporting persons), effective March 18, 2011, the reporting persons have shared power to vote or to direct to vote 8,294,427 shares of common stock that may be deemed to be beneficially owned by them and to dispose or to direct the disposition of 8,294,427 shares of common stock that may be deemed to be beneficially owned by each of them. These 8,294,427 aggregate shares represent approximately 52.4% of the 15,841,858 shares of the Company’s total stock outstanding as of the Record Date. In Amendment No. 5 to Schedule 13D, the reporting persons specifically disclose that on March 18, 2011, an aggregate of 433,500 restricted shares of the Company’s common stock were issued to various grantees, each of whom was an employee of the Company. As a condition precedent to the issuance of these shares of restricted stock, each grantee executed an irrevocable voting proxy for the benefit of New Affirmative, whereby New Affirmative was granted the right to vote all of said restricted shares for a time period set forth in the voting proxy. Therefore, as of the Record Date, New Affirmative and the other reporting persons had the right to vote all of these 433,500 restricted shares (which are included in the 8,294,427 shares reported to be beneficially owned by the reporting persons) and are therefore deemed to be the beneficial owner of said shares for purposes of the instant disclosure. As a result of their ownership interest in and control of New Affirmative, each of Affirmative Investment, Affirmative Associates and Mr. Flowers may be deemed to control New Affirmative and therefore may be deemed to hold voting and/or dispositive power over such shares of common stock as described in this disclosure. Mr. Flowers has previously disclaimed beneficial ownership of such shares of common stock.
(3)

According to information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 24, 2011, Long Meadow Holdings, L.P. (LMH), beneficially owns 1,311,385 shares of the Company’s common stock, which constituted 8.5% of the 15,408,358 shares of the Company’s total common stock outstanding at December 31, 2010. According to Amendment No. 5 to Schedule 13G, Long

Meadow Investors, LLC (LMI) is the general partner of LMH, and because it could be deemed to share voting and dispositive power with LMH over the 1,311,385 shares of the Company’s common stock owned by LMH, LMI may be deemed to be the beneficial owner of such shares. LMI disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to Amendment No. 5 to Schedule 13G, Jonathan W. Old, III is a managing member of LMI. Because Mr. Old is a managing member of the general partner of LMH, and because he could be deemed to share with LMI voting and dispositive power over the 1,311,385 shares of the Company’s common stock held by LMH, Mr. Old may be deemed to be the beneficial owner of such shares. In addition, Mr. Old is the beneficial owner of 20,000 shares of the Company’s common stock, which he owns personally. Mr. Old disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. According to Amendment 5 to Schedule 13G, Michael J. Moss is a managing member of LMI. Because Mr. Moss is a managing member of the general partner of the Partnership and shares the responsibilities of managing LMI with Mr. Old, and because he could be deemed to share with LMI and Mr. Old voting and dispositive power over the 1,311,385 shares of the Company’s common stock held by LMH, Mr. Moss may be deemed to be the beneficial owner of such shares. Mr. Moss is the beneficial owner of 55,757 shares of the Company’s common stock that he holds personally. Additionally, Mr. Moss’ spouse and children hold an aggregate of 31,924 shares of the Company’s common stock, and because Mr. Moss could be deemed to share with his wife and children voting and dispositive power over the shares of the Company’s common stock held by them, Mr. Moss may be deemed to be the beneficial owner of such common stock. Therefore, according to Amendment No. 5 to Schedule 13G, Mr. Moss may be deemed to be the beneficial owner of an aggregate of 1,399,066 shares of the Company’s common stock, which constituted 9.1% of the 15,408,358 shares of the Company’s total common stock outstanding at December 31, 2010. Mr. Moss disclaims beneficial ownership of all shares of the Company’s common stock held by other persons. Thus, pursuant to the disclosures made in Amendment No. 5 to Schedule 13G, LMH and Messrs. Moss and Old have the combined power to vote a total of 1,419,066 shares of the Company’s common stock, which constitutes approximately 9.0% of the 15,841,858 shares of the Company’s total common stock outstanding as of the Record Date.

(4)	According to information contained in Schedule 13D filed with the SEC on July 10, 2008, Red Mountain Capital Partners, LLC (RMCP) beneficially owns 786,497 shares of Affirmative’s common stock, which constituted approximately 5.1% of the Company’s outstanding common stock at December 31, 2010. According to the Schedule 13D, (i) Red Mountain Capital Partners II, L.P. (RMCP II) and Red Mountain Capital Partners III, L.P. (RMCP III) are the nominal owners of the 786,497 shares of Affirmative’s common stock, (ii) RMCP GP LLC (RMCP GP) is the general partner of both RMCP II and RMCP III, (iii) RMCP is the Managing Member of RMCP GP, and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP (including RMCP II and RMCP III), and (iv) Red Mountain Capital Management, Inc. (RMCM) is the managing member of RMCP and thus may be deemed to control RMCP and each entity directly or indirectly controlled by RMCP. Mr. Willem Mesdag is the president and sole executive officer, director and shareholder of RMCM and thus may be deemed to control RMCM and each entity that is directly or indirectly controlled by RMCM (including RMCP). Mr. Mesdag’s principal occupation is listed as the Managing Partner of RMCP. J. Christopher Teets, a director of the Company, is a Partner with RMCP, and may therefore be deemed to hold voting and/or dispositive power over the shares of the Company’s common stock that are nominally owned by RMCP II and RMCP III. Mr. Teets does not control RMCP, RMCP II, RMCP III, RMCP GP or RMCM, and has disclaimed beneficial ownership of all shares of the Company’s common stock that are owned by those entities. RMCP and its related entities are therefore deemed to be the beneficial owners of approximately 5.0% of the 15,841,858 shares of the Company’s outstanding common stock as of the Record Date.

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Stock by: (i) each individual and named executive officer, and (ii) current directors and named executive officers as a group, all as of the Record Date:

Name of Beneficial Holder	Amount of Beneficial Ownership(1)		Percentage of Class Owned
Gary Y. Kusumi	210,000	(2)	1.3%
Michael J. McClure	182,250	(3)	1.1%
Robert A. Bondi	243,773	(4)	1.5%
Kevin R. Callahan	123,000	(5)	*
Thomas C. Davis	35,005	(6)	*
Nimrod T. Frazer	—	(7)	*
Avshalom Y. Kalichstein	—	(8)	*
Mory Katz	1,000		*
David I. Schamis	—	(8)	*
J. Christopher Teets	—	(9)	*
Paul J. Zucconi	19,518	(6)	*
All Executive Officers and Directors as a Group(10) (10 persons)	691,546	(11)	4.3%

*	Less than 1%.

(1)	The Company based its calculation of the percentage of beneficial ownership on 15,841,858 shares of common stock outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of common stock subject to options held by that person that were currently exercisable at, or were exercisable within sixty (60) days of the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)	Includes 210,000 total shares of restricted stock that were granted to the stockholder in March 2011 that must meet both performance and time-based vesting criteria before becoming vested awards. If all performance-based vesting conditions are met pursuant to the terms of the restricted stock award, then, on each of the five (5) anniversaries of the award date, 20% of the shares of the restricted stock granted to the stockholder will vest. The voting rights for all vested and unvested shares of restricted stock granted to the stockholder in his March 2011 award have been assigned to New Affirmative LLC via written proxy, and the Company has the option to purchase some or all of any of the stockholder’s vested restricted shares upon: (i) the later to occur of the termination of the grantee’s employment or service on the Board of Directors of the Company, or (ii) written indication from the stockholder tendered to the Company that the stockholder wishes to sell some or all of the stockholder’s vested restricted stock prior to the stockholder’s termination of employment or service on the Company’s Board of Directors.
(3)	Includes options to purchase up to 122,500 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date. Also includes 57,750 total shares of restricted stock that were granted in March 2011 that must meet both performance and time-based vesting criteria before becoming vested awards. If all performance-based vesting conditions are met pursuant to the terms of the restricted stock award, then, on each of the five (5) anniversaries of the award date, 20% of the shares of the restricted stock granted to the stockholder will vest. The voting rights for all vested and unvested shares of restricted stock granted to the stockholder in his March 2011 award have been assigned to New Affirmative LLC via written proxy, and the Company has the option to purchase some or all of any of the stockholder’s vested restricted shares upon: (i) the later to occur of the termination of the grantee’s employment or service on the Board of Directors of the Company, or (ii) written indication from the stockholder tendered to the Company that the stockholder wishes to sell some or all of the stockholder’s vested restricted stock prior to the stockholder’s termination of employment or service on the Company’s Board of Directors.

(4)	Includes: (i) 25,000 total shares of restricted stock that were granted in November 2006 that vest in equal installments each year over the five-year period immediately following the date of grant, (ii) 7,273 total shares of restricted stock that were granted in February 2007 that vest in equal installments over the five (5)-year period immediately following the date of grant and (iii) options to purchase up to 128,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date. Also includes 58,500 total shares of restricted stock that were granted in March 2011 that must meet both performance and time-based vesting criteria before becoming vested awards. If all performance-based vesting conditions are met pursuant to the terms of the restricted stock award, then, on each of the five (5) anniversaries of the award date, 20% of the shares of the restricted stock granted to the stockholder will vest. The voting rights for all vested and unvested shares of restricted stock granted to the stockholder in his March 2011 award have been assigned to New Affirmative LLC via written proxy, and the Company has the option to purchase some or all of any of the stockholder’s vested restricted shares upon: (i) the later to occur of the termination of the grantee’s employment or service on the Board of Directors of the Company, or (ii) written indication from the stockholder tendered to the Company that the stockholder wishes to sell some or all of the stockholder’s vested restricted stock prior to the stockholder’s termination of employment or service on the Company’s Board of Directors.
(5)	Reflects latest number of shares of common stock known to be owned by Mr. Callahan as of the effective date of the termination of Mr. Callahan’s service on the Company’s Board of Directors. No stock options previously held by Mr. Callahan were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(6)	Includes options to purchase up to 15,000 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.
(7)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative or the additional 433,500 restricted shares of the Company’s common stock that were issued to various grantees and for which an irrevocable voting proxy for the benefit of New Affirmative was granted. Mr. Frazer was Chairman of the Board and Chief Executive Officer of The Enstar Group, Inc. (“Enstar”), a publicly traded company, from 1990 to 2006, and he was also its President from 1990 to 2001. Enstar is a non-managing member of Affirmative Investment LLC, which is a part-owner of New Affirmative. Mr. Frazer disclaims beneficial ownership of the shares of common stock of the Company owned by New Affirmative.
(8)	Does not include 7,860,927 shares of common stock of the Company owned by New Affirmative or the additional 433,500 restricted shares of the Company’s common stock that were issued to various grantees and for which an irrevocable voting proxy for the benefit of New Affirmative was granted. Mr. Kalichstein is a manager of New Affirmative and is a Managing Director of J.C. Flowers & Co. L.L.C., which is the sole member and manager of Affirmative Associates LLC, which indirectly controls New Affirmative. Mr. Schamis is also a Managing Director of J.C. Flowers & Co. L.L.C. Messrs. Kalichstein and Schamis each disclaim beneficial ownership of the shares of common stock of the Company owned by New Affirmative.
(9)	Does not include 786,497 shares of common stock of the Company collectively owned by RMCP II and RMCP III. Mr. Teets is a partner of Red Mountain Capital Partners, LLC, which is the managing member of RMCP GP LLC, the general partner of RMCP II and RMCP III. Mr. Teets disclaims beneficial ownership of those shares of common stock of the Company owned by RMCP II and RMCP III.
(10)	Exclusive of Mr. Callahan, who was no longer employed with the Company as of the Record Date.
(11)	Includes options to purchase up to an aggregate of 280,500 shares that were currently exercisable or exercisable at or within sixty (60) days of the Record Date.

The Company knows of no other beneficial owners (as a group or otherwise) of more than five percent (5%) of the Company’s shares of Common Stock.

EXECUTIVE OFFICERS

Name	Age	Position
Gary Y. Kusumi	64	Chief Executive Officer
Michael J. McClure	50	Executive Vice President and Chief Financial Officer
Robert A. Bondi	48	Executive Vice President and President, Retail Agency Group
Joseph G. Fisher	41	Executive Vice President, General Counsel & Secretary

Gary Y. Kusumi has been our Chief Executive Officer since October 1, 2010. Mr. Kusumi was formerly our Executive Vice President, President, Insurance Products and Services Group and President of each of our insurance company subsidiaries since April 6, 2010. From August 2008 through March 2009, Mr. Kusumi was the President of the Personal Lines insurance business at Hanover Insurance Company, where he was responsible for personal lines insurance distributed by independent agents. From April 1998 through May 2008, Mr. Kusumi was the President and Chief Executive Officer of the Personal Lines insurance business at GMAC, where he was responsible for a $1.6 Billion personal lines insurance group, with products including auto, motorcycle, recreational vehicle and commercial vehicle insurance sold through a variety of distribution channels. From 1995 to 1998, Mr. Kusumi was the Executive Vice President and then President of Windsor Group, and from 1993 to 1995, he was the President of Leader National Group (both Windsor Group and Leader National Group were affiliates of Great American Insurance Group at the time), where he was responsible for all aspects of personal lines property and liability insurance. In addition, from 1981 to 1992, Mr. Kusumi held several executive positions with the Progressive Companies, an insurance holding company, including Transportation Group President (1988-1992), Specialty Transportation Division President (1986-1988), Atlantic Division President (1986) and various product management positions (1981-1985).

Michael J. McClure has been our Executive Vice President and Chief Financial Officer since December 1, 2008. Mr. McClure served as Affirmative’s Senior Vice President of Financial Planning and Analysis from May 2007 until his appointment to the position of Executive Vice President and Chief Financial Officer. In addition to his current position with the Company, Mr. McClure presently serves on the Board of Directors of Corus Bankshares and is Chairman of its Audit Committee. Prior to joining the Company, Mr. McClure was Interim Chief Accounting Officer and a Managing Director of Residential Capital Corporation from 2004 to May 2007. From 1998 through 2003, Mr. McClure served in a variety of roles with Kemper Insurance, with most of his time spent as the Vice President of Finance.

Robert A. Bondi, has been our Executive Vice President and President, Retail Agency Group since April 12, 2010. He served as Executive Vice President and Chief Operating Officer between November 27, 2006 and the date of his appointment to the position of Executive Vice President and President, Retail Agency Group. From September 2000 through November 2006, Mr. Bondi served as the Managing Principal of Aon Client Services, the client services and administrative support organization for Aon Risk Services in the United States. From March 1998 through September 2000, Mr. Bondi was the Managing Director and Chief Administrative Officer of Aon Capital Markets. Prior to his employment with Aon Capital Markets, from May 1984 through March 1998, Mr. Bondi held several management positions in the Global Cash Management Department at Mellon Bank Corporation.

Joseph G. Fisher has been our Executive Vice President, General Counsel and Secretary since March 30, 2009. He served as Senior Vice President, General Counsel and Secretary between November 1, 2006 and the date of his appointment to the position of Executive Vice President, General Counsel and Secretary. Mr. Fisher oversees all legal related issues for the Company, and directs the Company’s in-house legal team in managing litigation, including the retention of outside counsel for non-claims related litigation or extra-contractual claims related litigation. Prior to joining the Company, Mr. Fisher practiced law at the law firm of McDermott Will & Emery LLP in Chicago from 1997 through October 2006, where he was most recently a partner in the trial department of said firm. As a member of McDermott’s trial department, Mr. Fisher concentrated his practice in the areas of complex commercial litigation, internal investigations, securities matters and white collar crime.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

New Affirmative LLC

New Affirmative LLC is the beneficial owner of 52.4% of our outstanding stock as of the Record Date. Messrs. David I Schamis and Avshalom Y. Kalichstein have directed that all compensation received for their services as directors of the Company be paid directly to their employer, J.C. Flowers & Co. LLC.

Red Mountain Capital Partners, LLC

Red Mountain Capital Partners II, L.P and Red Mountain Capital Partners III, L.P. are the beneficial owners of approximately 5.0% of our outstanding stock as of the Record Date. RMCP GP LLC is the general partner of these two limited partnerships, and Red Mountain Capital Partners, LLC is the managing member of RMCP GP LLC. Mr. Teets has directed that all compensation received for his services as a director of the Company be paid directly to his employer, Red Mountain Capital Partners, LLC.

Assumption of Lease from Kevin R. Callahan

On January 10, 2007, 227 West Monroe Street, Inc., as landlord (Landlord) for the premises maintained at the same address in Chicago, Illinois, executed a Consent to Assignment among the Landlord, KR Callahan & Company, LLC (“KRCC”), an entity whose sole member and manager is Kevin R. Callahan, our former Chairman and Chief Executive Officer, and Affirmative Property Holdings, Inc. (Affirmative Property), an indirect wholly-owned subsidiary of ours, and approved the assignment (the Assignment) of the leasehold interest held by KRCC to Affirmative Property with effect from December 1, 2006. Pursuant to the Assignment, KRCC assigned to Affirmative Property all of its right, title and interest in and to the Lease (the Lease), dated May 8, 2006, between KRCC, as tenant, and the Landlord, and Affirmative Property agreed with KRCC to assume all obligations of KRCC, as tenant, under the Lease. The Lease relates to approximately 4,000 square feet of office space in Chicago, Illinois used by our Claims Staff Counsel. The Lease continues until July 31, 2016 and provides for an average monthly rent of approximately $9,690. In addition, Affirmative Property will be responsible for the payment of taxes, common area maintenance charges and other customary occupancy costs. Under the Assignment, we agreed to guarantee the payment and performance of all obligations of Affirmative Property under the Lease until such time as the Lease terminates and all obligations of Affirmative Property thereunder are satisfied or Affirmative Property is released by the Landlord of all of its obligations under the Lease.

In connection with the Lease, KRCC had procured a Letter of Credit in favor of the Landlord in the amount of $293,257 as a security deposit against KRCC’s obligations under the Lease. In connection with the Assignment, Affirmative Property agreed to replace KRCC’s Letter of Credit at a future date with a Letter of Credit of like amount issued in favor of the Landlord on Affirmative Property’s behalf. On May 30, 2007, Affirmative Insurance Holdings, Inc. entered into an irrevocable Letter of Credit in favor of the Landlord in the amount of $293,257 as a replacement for the KRCC Letter of Credit. Subsequently, on June 2, 2008, Affirmative Insurance Holdings, Inc. entered into an amendment to its irrevocable Letter of Credit (with the consent of the Landlord), wherein, pursuant to the terms of the same, the amount of said Letter of Credit was reduced to $150,148 effective August 1, 2009.

We and Mr. Callahan had agreed at the time of Mr. Callahan’s 2006 appointment as our Chief Executive Officer that the Company or one of its subsidiaries would assume KRCC’s obligations under the Lease. The Audit Committee of our Board approved the assumption of the Lease by the Company or one of its subsidiaries on November 6, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the calendar year ended December 31, 2010, the Company was in compliance with all Section 16(a) filing requirements applicable to its insiders.

ITEM 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as Affirmative’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Services provided to Affirmative and its subsidiaries by KPMG LLP in fiscal year 2010 are described under “Audit Committee – Independent Registered Public Accounting Firm Fees.”

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting our Audit Committee’s selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice.

Representatives of KPMG LLP will be present at the Annual Meeting telephonically to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

PER THE RECOMMENDATION OF THE COMPANY’S AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.

ITEM 3 – ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this proxy statement. Specifically, our executive compensation programs (as reflected in our executives’ executive employment agreements) are designed to support the Company’s long-term success. Descriptions of the substance of the executive employment agreements we have with our current named executive officers (Messrs. Kusumi, McClure and Bondi) are described in the “Employment Agreements of Our Named Executive Officers” section of this proxy statement. Our Compensation Committee has structured the compensation structures set forth in our executive employment agreements to achieve the following key objectives:

•	provide a total rewards package to our executives that are competitive with our peer companies;

•	attract and retain key talent; and

•	link pay to performance by providing incentives that promote the Company’s short and long- term financial growth and stability to continuously enhance stockholder value.

We believe that the compensation structures set forth in our named executive officers’ current Employment Agreements and awards made to our named executive officers under our Amended and Restated 2004 Stock Incentive Plan provide incentives that are aligned with the best interests of our stockholders, and are intended to incent our executives to enhance the Company’s performance.

We urge stockholders to read the entire Executive Compensation section of this proxy statement, particularly the subsections entitled “Employment Agreements of Our Named Executive Officers” and “Restricted Stock Awards to our Named Executive Officers” therein, which describe in more detail how we have structured the compensation of our named executive officers. In addition, the Summary Compensation Table, related compensation tables and other narrative information set forth in this proxy statement provides further detailed information concerning the compensation of our named executive officers. Our Compensation Committee and our Board of Directors believe that the compensation structure for our named executive officers as articulated in each named executive officer’s Employment Agreement (as described in this proxy statement) is effective in helping the Company achieve its financial goals and that the compensation of our Named Executive Officers reported in this proxy statement will contribute to the Company’s overall success.

Accordingly, we are asking stockholders to approve the following advisory resolution at our 2011 Annual Meeting:

RESOLVED, that the stockholders of Affirmative Insurance Holdings, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Summary Compensation Table, the related compensation tables and narrative of the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, our Board of Directors and our Compensation Committee will carefully review and consider the voting results when evaluating our future executive compensation structure.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE COMPANY’S SAY-ON-PAY ADVISORY RESOLUTION.

ITEM 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

We will provide an advisory vote on executive compensation at least once every three years. Pursuant to recently adopted Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years.

The Board of Directors has considered the frequency of the advisory vote on the compensation of our named executive officers that it should recommend. After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, the Board of Directors recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders annually. We believe that an annual advisory vote on the compensation of our named executive officers will allow us to obtain information on stockholders’ views of the compensation of our named executive officers on a more frequent and consistent basis. In addition, we believe that an annual advisory vote on the compensation of our named executive officers will provide our Board of Directors and our Compensation Committee with frequent input from stockholders on our compensation programs for our named executive officers. We further believe that an annual advisory vote on the compensation of our named executive officers aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs. For the foregoing reasons, we encourage our stockholders to evaluate the compensation structures for our named executive officers over the next year (as described in the Executive Compensation section above) and to review our named executive officers’ compensation over the past two fiscal years as described in the Summary Compensation Table above.

We will periodically reassess the propriety of our current view that an annual advisory vote on the compensation of our named executive officers is most appropriate and can provide for an advisory vote on executive compensation on a less frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Stockholders are not voting to approve or disapprove the Board’s annual say-on-frequency recommendation. This advisory vote on the frequency of future advisory votes on the compensation of our named executive officers is non-binding on our Compensation Committee and Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote on this Item, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the Company’s named executive officer compensation structures. The Board will disclose its position on the frequency of future advisory votes on named executive compensation as part of our Corporate Governance Guidelines on our website at www.affirmativeholdings.com.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO CONDUCT FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION ANNUALLY.

ADDITIONAL INFORMATION

Stockholders Sharing a Common Address

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker if you hold common stock in street name, or the secretary of the Company if you are the registered holder of the common stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Secretary of the Company at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

Stockholder Proposals for Affirmative’s 2012 Annual Meeting

Stockholder proposals requested to be included in our Proxy Statement for our 2012 Annual Meeting or otherwise must be in writing and received by us by December 23, 2011, provided that proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals and our bylaws. A copy of our bylaws is available from the Secretary of the Company upon written request. Proposals should be directed to the Secretary of the Company at the address listed above.

Incorporation by Reference

The material under the headings “Compensation Committee Report,” “Report of the Audit Committee” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the 2011 Annual Meeting. If any other business is properly brought before the 2011 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

QUESTIONS?

If you have questions or need more information about the Annual Meeting, write to:

Affirmative Insurance Holdings, Inc.

4450 Sojourn Drive, Suite 500

Addison, Texas 75001

Attention: Joseph G. Fisher, Secretary

By order of the Board of Directors

Gary Y. Kusumi Chairman of the Board of Directors

April 22, 2011

Addison, Texas

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 7, 2011.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/AFFM
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Item 2, FOR Item 3 and FOR an annual vote as provided in Item 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Gary Y. Kusumi	☐	☐	02 - Thomas C. Davis	☐	☐	03 - Nimrod T. Frazer	☐	☐

04 - Avshalom Y. Kalichstein	☐	☐	05 - Mory Katz	☐	☐	06 - David I. Schamis	☐	☐

07 - J. Christopher Teets	☐	☐	08 - Paul J. Zucconi	☐	☐

	For	Against	Abstain		1 Yr	2 Yrs	3 Yrs	Abstain

2. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2011.	☐	☐	☐	4. Say When on Pay-An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.
3. Say on Pay-An advisory vote on the approval of executive compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01BT6B

You are cordially invited to attend the

Annual Meeting of Stockholders of

AFFIRMATIVE INSURANCE HOLDINGS, INC.

To be held

Tuesday, June 7, 2011

2:00 p.m. Central Time,

150 Harvester Drive, Suite 300

Burr Ridge, Illinois 60527

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2011 Annual Meeting of Stockholders

The undersigned hereby appoints Gary Y. Kusumi, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on Tuesday, June 7, 2011, at 2:00 p.m. Central Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2011 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1, FOR ITEM 2, FOR ITEM 3 AND FOR AN ANNUAL TERM AS PROVIDED IN ITEM 4.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side, FOR Item 2, FOR Item 3 and FOR an annual vote as provided in Item 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Item 2, FOR Item 3 and FOR an annual vote as provided in Item 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

01 - Gary Y. Kusumi	☐	☐	02 - Thomas C. Davis	☐	☐	03 - Nimrod T. Frazer	☐	☐

04 - Avshalom Y. Kalichstein	☐	☐	05 - Mory Katz	☐	☐	06 - David I. Schamis	☐	☐

07 - J. Christopher Teets	☐	☐	08 - Paul J. Zucconi	☐	☐

	For	Against	Abstain		1 Yr	2 Yrs	3 Yrs	Abstain

2. Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Public Accountants for 2011.	☐	☐	☐	4. Say When on Pay-An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain	In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.
3. Say on Pay-An advisory vote on the approval of executive compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

01BT7B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Affirmative Insurance Holdings, Inc.

Proxy Solicited on Behalf of the Board of Directors

for the 2011 Annual Meeting of Stockholders

The undersigned hereby appoints Gary Y. Kusumi, Michael J. McClure and Joseph G. Fisher as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Affirmative Insurance Holdings, Inc. to be held on Tuesday, June 7, 2011, at 2:00 p.m. Central Time and any postponements or adjournments thereof, with all the powers that the undersigned would possess if personally present.

The undersigned acknowledges receipt of the 2011 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN ITEM 1, FOR ITEM 2, FOR ITEM 3 AND FOR AN ANNUAL TERM AS PROVIDED IN ITEM 4.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed on the reverse side, FOR Item 2, FOR Item 3 and FOR an annual vote as provided in Item 4.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE